Exhibit 99.1

Cadence Bancorporation reports

THIRD QUARTER 2020 FINANCIAL RESULTS

HOUSTON (October 21, 2020) – Cadence Bancorporation (NYSE: CADE) (“Cadence”) today announced net income for the quarter ended September 30, 2020 of $49.3 million or $0.39 per share, compared to net income of $44.0 million or $0.34 per share for the quarter ended September 30, 2019, and a net loss of ($56.1) million or ($0.45) per share for the quarter ended June 30, 2020. Adjusted net income (loss)(1), excluding non-routine income and expenses(2), was $51.4 million or $0.40 per share for the quarter ended September 30, 2020, compared to $44.2 million or $0.34 per share for the quarter ended September 30, 2019 and compared to ($56.9) million or ($0.45) per share for the quarter ended June 30, 2020.

“We are pleased to report that our company’s core fundamental performance continues to be resilient. For the third quarter, adjusted pre-tax pre-provision net revenue (“PPNR”) was $94.6 million, 2.06% of average assets. Our net interest margin (“NIM”) and efficiency ratio have been consistently attractive and favorable to peers. Credit pressure still exists in today’s economy, but charge-offs are down linked quarter, nonperforming assets are lower and loan deferrals declined significantly to 1.5% currently. Our attractive capital ratios further improved linked quarter with Common Equity Tier 1 capital increasing to 12.0%. Based on these factors, we are taking a step forward by increasing our fourth quarter dividend to $0.075 cents per share. While there remains considerable uncertainty about how this credit environment will play out, I am proud of the way our experienced senior leadership and each of our employees continue to serve our customers and enhance our bank. As the economy improves, we will be well positioned for growth in some of the most attractive markets in America,” stated Paul B. Murphy, Jr., Chairman and Chief Executive Officer of Cadence Bancorporation.

Third Quarter 2020 Highlights:

Third quarter 2020 highlights (compared to the linked quarter where applicable) are as follows:

•

Adjusted pre-tax pre-provision net revenue(1) for the third quarter of 2020 remained strong at $94.6 million, compared to $94.9 million for the second quarter of 2020. As a percent of average assets, adjusted PPNR was 2.06%, consistent with the prior quarter.

•

The provision for credit losses for the third quarter of 2020 was $33.0 million compared to $158.8 million in the linked quarter reflecting current economic forecasts and continued COVID-19 driven stress. As of September 30, 2020, our allowance for credit losses (“ACL”) increased to 2.86% of total loans, up from 2.71% at June 30, 2020. Excluding Paycheck Protection Program (“PPP”) loans, our ACL ratio to loans was 3.11% at September 30, 2020, up from 2.93% at June 30, 2020.  Our ratio of ACL to total nonperforming loans increased to 204% from 165%.

•

Our tax equivalent net interest margin (“NIM”) remained stable at 3.49%, down only 2 basis points from prior quarter, and excluding the PPP program impact, NIM was 3.64%, up 3 basis points from the linked quarter. The core NIM improvement was supported by continued management of our funding costs as well as our hedging gains, with total deposit costs declining 14 basis points in the quarter to 0.32%.

•	Adjusted efficiency ratio(1) remained strong at 49.5%, reflecting ongoing expense management efforts.
•	Common Equity Tier 1 capital ratio increased to 12.0% and total risk weighted capital increased to 14.7%, providing a robust capital base well-positioned for the current environment.
•

Annualized returns on average assets and tangible common equity for the third quarter of 2020 were 1.08% and 11.08%, respectively, compared to (1.22%) and (10.56%), respectively, for the second quarter of 2020.

•

Adjusted annualized returns on average assets(1) and adjusted tangible common equity(1) for the third quarter of 2020 were 1.12% and 11.52%, respectively, compared to (1.24%) and (10.73%), respectively, for the second quarter of 2020.

•	At quarter end, we had $1.1 billion of loans outstanding under the PPP.

Balance Sheet:

Total assets were $18.4 billion as of September 30, 2020, an increase of $548.2 million or 3.1% from September 30, 2019, and a decrease of $453.6 million or 2.4% from June 30, 2020.  The linked quarter decline was driven by decreases in cash and loans, partially offset by an increase in investment securities.

Cash and Cash Equivalents at September 30, 2020 totaled $1.2 billion as compared to $1.1 billion at September 30, 2019 and compared to $1.9 billion at June 30, 2020. The $652.2 million decrease in the third quarter of 2020 resulted from an increase of $427.3 million in investment securities as well as net declines in deposits during the quarter.

Loans at September 30, 2020 totaled $13.5 billion as compared to $13.6 billion at September 30, 2019, a decrease of $171.5 million or 1.3%. Loans decreased $233.5 million or 1.7% from $13.7 billion at June 30, 2020. The decline was driven by reductions in the C&I segment representing net paydowns, soft loan origination and strategic declines in certain portfolios. Notable linked quarter decreases included Energy, down $59 million, and Restaurant, down $56 million. These declines were partially offset by an increase in CRE balances largely due to construction draws in the industrial and multifamily categories.

Investment Securities at September 30, 2020 totaled $3.1 billion as compared to $1.7 billion at September 30, 2019 and $2.7 billion at June 30, 2020. Securities as a percent of earning assets was 17.4%, 10.5%, and 14.6% at September 30, 2020, September 30, 2019 and June 30, 2020, respectively. The increase in securities from both the prior year and linked quarter is a result of increased balance sheet liquidity resulting from growth in deposits and lower loan originations. Securities acquired during the third quarter include primarily agency pass-through mortgage-backed securities along with some municipal securities.

Goodwill at September 30, 2020 totaled $43.1 million, down from $486.0 million at September 30, 2019 and unchanged from June 30, 2020. As previously reported, the Company recorded a $443.7 million ($412.9 million, after-tax), non-cash goodwill impairment charge in the first quarter of 2020. The remaining goodwill at September 30, 2020 relates to our registered investment advisory subsidiary and trust division.

Total Deposits at September 30, 2020 were $15.8 billion, an increase of $1.0 billion or 6.7% from the September 30, 2019 level and down $283.1 million or 1.8% from the June 30, 2020 level. Third quarter 2020 core deposits decreased as a result of PPP funds being deployed by customers, balance movement between non-interest bearing and interest bearing accounts, strategic lowering of certain higher cost deposit balances and net time deposit runoff. Non-interest bearing deposits were $5.0 billion or 31.9% of total deposits at September 30, 2020, up from $3.6 billion or 24.4% at September 30, 2019 and down from $5.2 billion or 32.5% of total deposits at June 30, 2020. Total cost of deposits declined to 0.32% for the third quarter 2020, meaningfully lower than both the third quarter 2019 cost of 1.32% and the second quarter 2020 cost of 0.46%.

Shareholders’ equity was $2.1 billion at September 30, 2020, a decrease of $404.5 million or 16.3% from September 30, 2019, and an increase of $26.0 million or 1.3% from June 30, 2020. The linked quarter increase included quarterly net income of $49.3 million, $6.3 million in cash dividends, and a decrease of $18.8 million in other comprehensive income driven by the $18.4 million amortization of our interest rate collar gain into interest income. The year over year decrease was impacted by the goodwill impairment in the first quarter of 2020.

Tangible common shareholders’ equity(1) was $1.9 billion at September 30, 2020, an increase of $61.0 million or 3.2% from September 30, 2019 and an increase of $31.3 million or 1.6% from June 30, 2020. The linked quarter increase resulted from the same factors noted above.

•

Total shareholders’ equity to total assets and tangible equity to tangible assets were 11.3% and 10.6%, respectively, at September 30, 2020 compared to 13.9% and 10.9% at September 30, 2019, and 10.8% and 10.2% at June 30, 2020, respectively.

•

Tangible book value per share(1) was $15.40 as of September 30, 2020, an increase of $0.74 or 5.0% from $14.66 as of September 30, 2019 and an increase of $0.25 or 1.7% from $15.15 as of June 30, 2020.

•	Total outstanding shares at September 30, 2020 were 125.9 million.

Tangible common equity to tangible assets was 10.6% at September 30, 2020, and quarter end capital ratios remained robust and increased during the quarter as follows:

	9/30/2020	6/30/2020	9/30/2019
Common equity Tier 1 capital	12.0%	11.7%	11.0%
Tier 1 leverage capital	9.9%	9.5%	10.3%
Tier 1 risk-based capital	12.0%	11.7%	11.0%
Total risk-based capital	14.7%	14.3%	13.1%

Asset Quality:

Credit quality metrics during the third quarter of 2020 reflected some notable improvements including lower net-charge offs, declines in nonperforming loan balances and dramatically lower loan deferrals, but continued to reflect ongoing COVID-driven stress, especially in the Hospitality and Restaurant categories, indicated by the increases in the ACL and criticized loan balances during the quarter.

•

Net charge-offs for the third quarter of 2020 were $19.9 million or 0.58% annualized of average loans compared to $31.3 million or 0.91% annualized and $32.6 million or 0.94% annualized for the quarters ended September 30, 2019 and June 30, 2020, respectively. The current quarter charge-offs included $14.7 million in Restaurant, $2.9 million in CRE-Office, $1.9 million in Energy, and $0.6 million in General C&I.

•

Provision for credit losses for the third quarter of 2020 was $33.0 million as compared to $43.8 million for the third quarter of 2019 and $158.8 million for the second quarter of 2020. The current quarter’s provision was driven by both net credit migration as well as economic and environmental considerations. The third quarter 2020 loan provision was concentrated in the Commercial Real Estate segment provision of $33.3 million, driven by increased reserves on hospitality loans.

•

The ACL was $385.4 million or 2.86% of total loans as of September 30, 2020, as compared to $127.8 million or 0.94% of total loans as of September 30, 2019, and $370.9 million or 2.71% of total loans as of June 30, 2020.   Excluding PPP loans, the ACL was 3.11% of total loans at September 30, 2020, increased from 2.93% at June 30, 2020.

•

The increase in the ACL as a percent of total loans in the third quarter 2020 was driven by increased coverage in our portfolios most impacted by COVID related stress. The ACL for our $311.0 million Hospitality portfolio increased to 13.6% of total loans at September 30, 2020 as compared 7.5% at June 30, 2020. The ACL for our $1.1 billion Restaurant portfolio increased to 5.66% of total loans at September 30, 2020 as compared to 5.52% at June 30, 2020.

•

Total nonperforming loans (“NPL”) as a percent of total loans were 1.40% at September 30, 2020, compared to 0.79% at September 30, 2019 and 1.64% at June 30, 2020. NPL totaled $189.1 million, $108.1 million and $224.4 million as of September 30, 2020, September 30, 2019 and June 30, 2020, respectively. The linked quarter decline was due primarily to payoffs and net charge-offs.

•	The ACL to NPL increased to 203.8% as of September 30, 2020, as compared to 118.2% as of September 30, 2019, and 165.3% as of June 30, 2020.
•

Total criticized loans at September 30, 2020 were $1.1 billion or 8.05% of total loans as compared to $571.9 million or 4.19% at September 30, 2019 and $1.0 billion or 7.37% at June 30, 2020. The linked quarter increase was primarily in Hospitality, Energy and General C&I credits.

•

COVID related loan payment deferrals totaled $376 million at September 30, 2020, down significantly from $1.4 billion at June 30, 2020. As of October 16, 2020, loan deferrals were down further to $181 million or 1.5% of total loans excluding PPP loans.

•	Loans 30-89 days past due were 0.15% of total loans at September 30, 2020, compared to 0.15% at September 30, 2019 and 0.19% at June 30, 2020.

Total Revenue:

Total operating revenue(1) for the third quarter of 2020 was $186.6 million, down $8.2 million or 4.2% from the same period in 2019 and up $2.0 million or 1.1% from the linked quarter.

Net interest income Net interest income for the third quarter of 2020 was $154.0 million, a decrease of $6.1 million or 3.8% from the same period in 2019 and a slight decrease of $0.7 million or 0.4% from the second quarter of 2020.

Compared to the linked quarter, loan interest income, excluding accretion, declined $6.8 million due to the trailing impact of the second quarter rate declines as well as lower average balances. Additionally, accretion declined $1.2 million. These declines were partially offset by $6.0 million in lower funding costs driven by lower rates, $2.0 million in additional hedge income and $1.4 million in increased investment income due to higher balances.

•

We continued to aggressively lower our interest rates on deposits resulting in a 31% reduction in costs of total deposits to 0.32% for the quarter compared to 0.46% for the linked quarter. Noninterest-bearing deposits as a percent of total deposits decreased slightly to 31.9% from 32.5% in the linked quarter. Total interest-bearing liability costs declined by 19 basis points or 24% to 0.59% from 0.78% in the linked quarter. Average interest-bearing liabilities declined $451 million or 3.9% from the prior quarter to $11.1 billion.

•

Yield on loans excluding accretion and hedge income was 3.75% in the third quarter of 2020, down 24 basis points from 3.99% in the second quarter of 2020.  Excluding the impact of PPP loans, this yield was 3.87% and 4.07%, for the third and second quarters of 2020, respectively. Average loans declined $231.8 million or 1.7% from the prior quarter to $13.7 billion.

•	Hedge income and collar gain recognition for the third quarter of 2020 was $19.7 million as compared to $17.7 million for the second quarter of 2020.
•	Accretion on acquired loans totaled $6.4 million for the third quarter of 2020 as compared to $7.6 million for the second quarter of 2020.
•

Yield on investment securities declined to 2.06% in the third quarter of 2020 compared to 2.29% in linked quarter, with the lower yield reflecting the impact of securities purchased in the third quarter. Average investment securities increased $472.9 million or 19.0% from the prior quarter to $3.0 billion. Fed funds sold and short-term investments likewise declined by $400.8 million or 29.9% from the prior quarter as excess funds were deployed into investment securities during the third quarter.

•	Total earning asset yields declined to 3.86% in the third quarter of 2020 compared to 4.01% in the linked quarter, with average balances declining by $159.8 million or 0.9% to $17.6 billion.
•	Our NIM for the third quarter of 2020 was 3.49% as compared to 3.94% for the third quarter of 2019 and 3.51% for the second quarter of 2020.

PPP loans averaged $1.0 billion in the third quarter at a yield of 2.27%, and along with cash in deposits associated with these loans, negatively impacted our third quarter NIM by 15 basis points as illustrated in the table below. Excluding the impact of the PPP program, the third quarter 2020 NIM improved 3 basis points to 3.64% from 3.61% in the linked quarter, as lower deposit costs, deployment of cash into securities, and increased hedge income more than offset the impact of lower rates on our loan portfolio. Specifically, the NIM change during the quarter included:

Quarterly Change	$ MM	NIM
2Q 2020 Net Interest Income	$155.1	3.51%
2Q 2020 Net Interest Income before PPP loans and associated cash	$151.1	3.61%
Loans (ex PPP & accretion)	(10.9)	(0.18%)
Deposits	5.6	0.13%
Hedge Income	2.0	0.06%
Accretion	(1.2)	(0.02%)
Securities	1.3	0.04%
Borrowings	0.4	0.01%
NIM before PPP loans & cash*	$148.4	3.64%
PPP Loans & associated cash	6.1	(0.15%)
3Q 2020 Net Interest Margin	$154.5	3.49%

*Calculated by removing the quarterly average balance of PPP loans and income, as well as the quarterly average balance of cash associated with unused PPP funds.

Noninterest income for the third quarter of 2020 was $32.6 million, a decrease of $2.1 million or 5.9% from the same period of 2019 and an increase of $2.6 million or 8.8% from the linked quarter. Adjusted noninterest income(1) for the third quarter of 2020 was $33.0 million, a decrease of $0.8 million or 2.4% from the third quarter of 2019, and an increase of $5.4 million or 19.5% from the linked quarter.

•

The linked quarter included increases of $1.7 million and $1.5 million in SBA and mortgage banking income, respectively, due primarily to gains on loan sales from increased production volumes (excluding PPP loans). Service charges increased $1.0 million driven by higher account analysis revenue and loan fees were up $0.6 million. The quarter also reflected increases in trust and investment advisory revenue, partially enhanced by improved equity markets.

•	Noninterest income as a percent of total revenue for the third quarter of 2020 was 17.5% as compared to 17.8% for the third quarter of 2019 and 16.2% for the linked quarter.

Noninterest expense for the third quarter of 2020 was $94.9 million, an increase of $0.6 million or 0.6% from the same period in 2019 and an increase of $6.2 million or 7.0% from the linked quarter. Adjusted noninterest expense(1), which excludes the impact of non-routine items(2), was $92.5 million, down $0.8 million or 0.8% from the third quarter of 2019 and up $5.1 million or 5.8% from the second quarter of 2020. The linked quarter increase in noninterest expenses resulted from:

•

An increase of $4.6 million in personnel costs driven by lower loan cost deferrals as a result of the second quarter PPP loan volumes and an increase in incentive accruals due to improved corporate performance;

•	An increase of $2.1 million in merger related expenses due to a revised estimate of a legacy State Bank post-retirement benefit; and
•	A partially offsetting decrease of $1.4 million in FDIC insurance assessment due to additional second quarter accruals to reflect the impact of lower earnings on the assessment.

Adjusted efficiency ratio(1) for the third quarter of 2020 was 49.4%, compared to the linked quarter ratio of 47.9% and the prior year’s third quarter ratio of 48.1%. The linked quarter increase was driven by a modest increase in expenses and the impact of lower average loans in the quarter.

Taxes:

The effective tax rate for the third quarter of 2020 was 16.1% compared to 10.6% for the linked quarter and 22.5% for the third quarter of 2019.

Dividend:

As of October 21, 2020, the board of directors of Cadence Bancorporation declared a quarterly cash dividend in the amount of $0.075 per share of outstanding common stock, representing an annualized dividend of $0.30 per share. The dividend will be paid on November 16, 2020 to holders of record of Cadence’s Class A common stock on November 2, 2020.

Supplementary Financial Tables (Unaudited):

Supplementary financial tables (unaudited) are included in this release following the customary disclosure information.

Third Quarter 2020 Earnings Conference Call:

Cadence Bancorporation executive management will host a conference call to discuss third quarter 2020 results on Wednesday, October 21, 2020, at 7:30 a.m. CT / 8:30 a.m. ET. Slides to be presented by management on the conference call can be viewed by visiting www.cadencebancorporation.com and selecting “Events & Presentations” then “Presentations”.

(1)

Considered a non-GAAP financial measure. See Table 10 “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2)	See Table 10 for a detail of non-routine income and expenses.

Conference Call Access:

To access the conference call, please dial one of the following numbers approximately 10-15 minutes prior to the start time to allow time for registration and use the Elite Entry Number provided below.

Dial in (toll free):	1-888-317-6003
International dial in:	1-412-317-6061
Canada (toll free):	1-866-284-3684
Participant Elite Entry Number:	2975522

For those unable to participate in the live presentation, a replay will be available through November 4, 2020. To access the replay, please use the following numbers:

US Toll Free:	1-877-344-7529
International Toll:	1-412-317-0088
Canada Toll Free:	1-855-669-9658
Replay Access Code:	10148281

Webcast Access:

The call and corresponding presentation slides will be webcast live on the home page of the Company’s website: www.cadencebancorporation.com.

About Cadence Bancorporation:

Cadence Bancorporation (NYSE: CADE), headquartered in Houston, Texas, is a regional financial holding company with $18.4 billion in total assets as of September 30, 2020. Its wholly owned subsidiary, Cadence Bank, N.A., operates 99 branch locations in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas, and provides corporations, middle-market companies, small businesses and consumers with a full range of innovative banking and financial solutions. Services and products include commercial and business banking, treasury management, specialized lending, asset-based lending, commercial real estate, SBA lending, foreign exchange, wealth management, investment and trust services, financial planning, retirement plan management, payroll and insurance services, consumer banking, consumer loans, mortgages, home equity lines and loans, and credit cards. Clients have access to leading-edge online and mobile solutions, interactive teller machines, and more than 55,000 ATMs. The Cadence team of 1,800 associates is committed to exceeding customer expectations and helping their clients succeed financially.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.

Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2018, and our Registration Statement on Form S-4 filed with the SEC on July 20, 2018, other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the

Exhibit 99.1

following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identity of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; the amount of nonperforming and classified assets we hold; the extent of the impact of the COVID-19 pandemic on us and our customers, counterparties, employees, and third-party service providers, and the impacts to our business, financial position, results of operations, and prospects; the impact on our financial condition, results of operations, financial disclosures, and future business strategies related to the implementation of FASB Accounting Standards Update 2016-13, Financial Instruments – Credit Losses, commonly referred to as CECL. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “efficiency ratio,” “adjusted efficiency ratio,” “adjusted noninterest expenses,” “adjusted operating revenue,” “tangible common equity ratio,” “tangible book value per share” and “return on average tangible common equity”, “adjusted return on average tangible common equity”, “adjusted return on average assets”, “adjusted diluted earnings per share”, and “pre-tax, pre-provision net revenue” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP).  We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis.

We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.  A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables (Table 10).

###

Contact Information

Cadence Bancorporation

Media contact:

Danielle Kernell

713-871-4051

danielle.kernell@cadencebank.com

Investor relations contact:

Valerie Toalson

713-871-4103 or 800-698-7878

vtoalson@cadencebancorporation.com

Table 1 – Selected Financial Data

	As of and for the Three Months Ended
(In thousands, except share and per share data)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Statement of Operations Data
Interest income	$170,497	$177,175	$192,754	$207,620	$213,149
Interest expense	16,455	22,461	39,286	46,709	52,962
Net interest income	154,042	154,714	153,468	160,911	160,187
Provision for credit losses	32,973	158,811	83,429	27,126	43,764
Net interest income after provision	121,069	(4,097)	70,039	133,785	116,423
Noninterest income	32,591	29,950	35,069	33,898	34,642
Noninterest expense (1)	94,859	88,620	537,653	100,519	94,283
Income (loss) before income taxes	58,801	(62,767)	(432,545)	67,164	56,782
Income tax expense (benefit)	9,486	(6,653)	(33,234)	15,738	12,796
Net income (loss)	$49,315	$(56,114)	$(399,311)	$51,426	$43,986
Weighted average common shares outstanding
Basic	125,956,714	125,924,652	126,630,446	127,953,742	128,457,491
Diluted	126,094,868	125,924,652	126,630,446	128,003,089	128,515,274
Earnings (loss) per share
Basic	$0.39	$(0.45)	$(3.15)	$0.40	$0.34
Diluted	0.39	(0.45)	(3.15)	0.40	0.34
Period-End Balance Sheet Data
Cash and cash equivalents	$1,247,172	$1,899,369	$609,351	$988,764	$1,061,102
Investment securities	3,088,699	2,661,433	2,461,644	2,368,592	1,705,325
Total loans, net of unearned income	13,465,556	13,699,097	13,392,191	12,983,655	13,637,042
Allowance for credit losses	385,412	370,901	245,246	119,643	127,773
Total assets	18,404,195	18,857,753	17,237,918	17,800,229	17,855,946
Total deposits	15,786,221	16,069,282	14,489,505	14,742,794	14,789,712
Noninterest-bearing deposits	5,033,338	5,220,109	3,959,721	3,833,704	3,602,861
Interest-bearing deposits	10,752,883	10,849,173	10,529,784	10,909,090	11,186,851
Borrowings and subordinated debentures	372,446	372,222	372,440	372,173	371,892
Total shareholders’ equity	2,071,472	2,045,480	2,113,543	2,460,846	2,475,944
Average Balance Sheet Data
Investment securities	$2,960,357	$2,487,467	$2,397,275	$2,003,339	$1,650,902
Total loans, net of unearned income	13,652,395	13,884,220	13,161,371	13,423,435	13,719,286
Allowance for credit losses	389,243	267,464	201,785	132,975	119,873
Total assets	18,248,014	18,500,600	17,694,018	17,843,383	17,621,163
Total deposits	15,628,314	15,774,787	14,574,614	14,749,327	14,539,420
Noninterest-bearing deposits	4,892,079	4,587,673	3,658,612	3,648,874	3,456,807
Interest-bearing deposits	10,736,235	11,187,115	10,916,002	11,100,454	11,082,613
Borrowings and subordinated debentures	372,304	372,547	439,698	374,179	381,257
Total shareholders’ equity	2,052,079	2,118,796	2,446,810	2,471,398	2,447,189

(1)	For the quarter ended March 31, 2020, includes the non-cash goodwill impairment charge of $443.7 million, $412.9 million after-tax.

Table 1 (Continued) – Selected Financial Data

	As of and for the Three Months Ended
(In thousands, except share and per share data)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Per Share Data:
Book value	$16.45	$16.24	$16.79	$19.29	$19.32
Tangible book value (1)	15.40	15.15	15.65	14.65	14.66
Cash dividends declared	0.050	0.050	0.175	0.175	0.175
Dividend payout ratio	12.82%	(11.11)%	(5.56)%	43.75%	51.47%
Performance Ratios:
Return on average common equity (2)	9.56%	(10.65)%	(65.64)%	8.26%	7.13%
Return on average tangible common equity (1) (2)	11.08	(10.56)	3.86	11.82	10.43
Return on average assets (2)	1.08	(1.22)	(9.08)	1.14	0.99
Net interest margin (2)	3.49	3.51	3.80	3.89	3.94
Efficiency ratio (1)	50.83	47.99	285.17	51.60	48.39
Adjusted efficiency ratio (1)	49.45	47.93	49.88	50.91	48.07
Asset Quality Ratios:
Total NPA to total loans, OREO, and other NPA	1.55%	1.74%	1.31%	0.97%	0.84%
Total nonperforming loans ("NPL") to total loans	1.40	1.64	1.19	0.92	0.79
Total ACL to total loans	2.86	2.71	1.83	0.92	0.94
ACL to total NPL	203.82	165.30	153.61	100.07	118.17
Net charge-offs to average loans (2)	0.58	0.94	0.99	1.04	0.91
Capital Ratios:
Total shareholders’ equity to assets	11.3%	10.8%	12.3%	13.8%	13.9%
Tangible common equity to tangible assets (1)	10.6	10.2	11.5	10.9	10.9
Common equity Tier 1 capital (3)	12.0	11.7	11.4	11.5	11.0
Tier 1 leverage capital (3)	9.9	9.5	10.1	10.3	10.3
Tier 1 risk-based capital (3)	12.0	11.7	11.4	11.5	11.0
Total risk-based capital (3)	14.7	14.3	13.8	13.7	13.1
_____________________
(1)

Considered a non-GAAP financial measure. See Table 10 "Reconciliation of Non-GAAP Financial Measures" for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2)	Annualized.
(3)	Current quarter regulatory capital ratios are estimates.

Table 2 – Average Balances/Yield/Rates

	For the Three Months Ended September 30,
	2020			2019
	Average	Income/	Yield/	Average	Income/	Yield/
(In thousands)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-earning assets:
Loans, net of unearned income (1)
Originated loans	$11,168,913	$123,177	4.39%	$10,191,066	$136,332	5.31%
ANCI portfolio	2,295,097	28,214	4.89	3,269,846	54,084	6.56
PCD portfolio (3)	188,385	3,460	7.31	258,375	7,554	11.60
Total loans	13,652,395	154,851	4.51	13,719,286	197,970	5.72
Investment securities
Taxable	2,694,012	13,164	1.94	1,447,448	9,657	2.65
Tax-exempt (2)	266,345	2,150	3.21	203,454	1,892	3.69
Total investment securities	2,960,357	15,314	2.06	1,650,902	11,549	2.78
Federal funds sold and short-term investments	942,017	432	0.18	741,955	3,421	1.83
Other investments	77,262	350	1.80	77,605	606	3.10
Total interest-earning assets	17,632,031	170,947	3.86	16,189,748	213,546	5.23
Noninterest-earning assets:
Cash and due from banks	170,241			123,758
Premises and equipment	127,432			128,286
Accrued interest and other assets	707,553			1,299,244
Allowance for credit losses	(389,243)			(119,873)
Total assets	$18,248,014			$17,621,163
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Demand deposits	$8,037,801	$4,681	0.23%	$7,991,804	$31,064	1.54%
Savings deposits	319,004	140	0.17	250,003	274	0.43
Time deposits	2,379,430	7,741	1.29	2,840,806	17,083	2.39
Total interest-bearing deposits	10,736,235	12,562	0.47	11,082,613	48,421	1.73
Other borrowings	149,973	931	2.47	160,066	1,005	2.49
Subordinated debentures	222,331	2,961	5.30	221,191	3,536	6.34
Total interest-bearing liabilities	11,108,539	16,454	0.59	11,463,870	52,962	1.83
Noninterest-bearing liabilities:
Demand deposits	4,892,079			3,456,807
Accrued interest and other liabilities	195,317			253,297
Total liabilities	16,195,935			15,173,974
Shareholders' equity	2,052,079			2,447,189
Total liabilities and shareholders' equity	$18,248,014			$17,621,163
Net interest income/net interest spread		154,493	3.27%		160,584	3.40%
Net yield on earning assets/net interest margin			3.49%			3.94%
Taxable equivalent adjustment:
Investment securities		(451)			(397)
Net interest income		$154,042			$160,187
_____________________
(1)	Nonaccrual loans are included in loans, net of unearned income. No adjustment has been made for these loans in the calculation of yields.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using an income tax rate of 21%.
(3)	Prior to the adoption of CECL on January 1, 2020, these loans were referred to as ACI loans, but with the adoption of CECL they are referred to as PCD loans.

Table 2 (Continued) – Average Balances/Yield/Rates

	For the Three Months Ended September 30, 2020			For the Three Months Ended June 30, 2020
	Average	Income/	Yield/	Average	Income/	Yield/
(In thousands)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-earning assets:
Loans, net of unearned income (1)
Originated loans	$11,168,913	$123,177	4.39%	$11,173,408	$125,922	4.53%
ANCI portfolio	2,295,097	28,214	4.89	2,512,163	32,967	5.28
PCD portfolio (3)	188,385	3,460	7.31	198,649	3,965	8.03
Total loans	13,652,395	154,851	4.51	13,884,220	162,854	4.72
Investment securities
Taxable	2,694,012	13,164	1.94	2,269,017	12,207	2.16
Tax-exempt (2)	266,345	2,150	3.21	218,450	1,948	3.59
Total investment securities	2,960,357	15,314	2.06	2,487,467	14,155	2.29
Federal funds sold and short-term investments	942,017	432	0.18	1,342,779	328	0.10
Other investments	77,262	350	1.80	77,337	247	1.28
Total interest-earning assets	17,632,031	170,947	3.86	17,791,803	177,584	4.01
Noninterest-earning assets:
Cash and due from banks	170,241			176,716
Premises and equipment	127,432			127,413
Accrued interest and other assets	707,553			672,132
Allowance for credit losses	(389,243)			(267,464)
Total assets	$18,248,014			$18,500,600
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Demand deposits	$8,037,801	$4,681	0.23%	$8,368,151	$7,511	0.36%
Savings deposits	319,004	140	0.17	291,874	179	0.25
Time deposits	2,379,430	7,741	1.29	2,527,090	10,451	1.66
Total interest-bearing deposits	10,736,235	12,562	0.47	11,187,115	18,141	0.65
Other borrowings	149,973	931	2.47	149,973	937	2.51
Subordinated debentures	222,331	2,961	5.30	222,574	3,383	6.11
Total interest-bearing liabilities	11,108,539	16,454	0.59	11,559,662	22,461	0.78
Noninterest-bearing liabilities:
Demand deposits	4,892,079			4,587,673
Accrued interest and other liabilities	195,317			234,469
Total liabilities	16,195,935			16,381,804
Stockholders' equity	2,052,079			2,118,796
Total liabilities and stockholders' equity	$18,248,014			$18,500,600
Net interest income/net interest spread		154,493	3.27%		155,123	3.23%
Net yield on earning assets/net interest margin			3.49%			3.51%
Taxable equivalent adjustment:
Investment securities		(451)			(409)
Net interest income		$154,042			$154,714
_____________________
(1)	Nonaccrual loans are included in loans, net of unearned income. No adjustment has been made for these loans in the calculation of yields.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using an income tax rate of 21%.
(3)	Prior to the adoption of CECL on January 1, 2020, these loans were referred to as ACI loans, but with the adoption of CECL they are referred to as PCD loans.

Table 3 – Loan Interest Income Detail

	Year-To-Date	For the Three Months Ended
(In thousands)	September 30, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Interest Income Detail
Originated loans	$378,501	$123,177	$125,922	$129,402	$134,450	$136,333
ANCI loans: interest income	82,055	22,850	26,264	32,940	37,637	43,133
ANCI loans: accretion	19,777	5,364	6,703	7,710	8,610	10,951
PCD loans: interest income (1)	8,571	2,421	3,111	3,039	3,839	3,406
PCD loans: accretion (1)	3,936	1,039	854	2,043	6,018	4,147
Total loan interest income	$492,840	$154,851	$162,854	$175,134	$190,554	$197,970

Yields
Originated loans	4.66%	4.39%	4.53%	5.10%	5.25%	5.31%
ANCI loans without discount accretion	4.36	3.96	4.20	4.85	4.95	5.23
ANCI loans discount accretion	1.05	0.93	1.08	1.14	1.13	1.33
PCD loans without discount accretion	5.69	5.11	6.30	5.65	6.20	5.23
PCD loans discount accretion	2.62	2.20	1.73	3.80	9.73	6.37
Total loan yield	4.85%	4.51%	4.72%	5.35%	5.63%	5.72%

(1)	Prior year quarter PCD amounts have been revised to be comparable to the current year presentation. Interest income for PCD loans represents contractual interest.

Table 4 – Allowance for Credit Losses (“ACL”) (1)

	For the Three Months Ended
(In thousands)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Balance at beginning of period	$370,901	$245,246	$119,643	$127,773	$115,345
Cumulative effect of the adoption of CECL (2)	—	—	75,850	—	—
Charge-offs	(21,830)	(33,452)	(33,098)	(35,432)	(31,650)
Recoveries	1,936	901	613	176	314
Net charge-offs	(19,894)	(32,551)	(32,485)	(35,256)	(31,336)
Provision for loan losses	34,405	158,206	82,238	27,126	43,764
Balance at end of period	$385,412	$370,901	$245,246	$119,643	$127,773

(1)	This table represents the activity in the ACL for funded loans.
(2)	The Company adopted ASU 2016-13, Financial Instruments – Credit Losses (“CECL”), on January 1, 2020 and recorded this cumulative effect adjustment as a result of accounting change.

Table 5 – ACL Activity by Segment

	For the Three Months Ended September 30, 2020
(In thousands)	Commercial and Industrial	Commercial Real Estate	Consumer	Total Allowance for Credit Losses	Reserve for Unfunded Commitments (1)	Total
As of June 30, 2020	$217,796	$112,480	$40,625	$370,901	$3,827	$374,728
Provision for credit losses	1,562	33,262	(419)	34,405	(1,432)	32,973
Charge-offs	(18,604)	(2,978)	(248)	(21,830)	—	(21,830)
Recoveries	1,443	244	249	1,936	—	1,936
As of September 30, 2020	$202,197	$143,008	$40,207	$385,412	$2,395	$387,807

	For the Nine Months Ended September 30, 2020
(In thousands)	Commercial and Industrial	Commercial Real Estate	Consumer	Total Allowance for Credit Losses	Reserve for Unfunded Commitments (1)	Total
As of December 31, 2019	$89,796	$15,319	$14,528	$119,643	$1,699	$121,342
Cumulative effect of the adoption of CECL	32,951	20,599	22,300	75,850	332	76,182
As of January 1, 2020	122,747	35,918	36,828	195,493	2,031	197,524
Provision for credit losses	160,570	110,420	3,859	274,849	364	275,213
Charge-offs	(83,406)	(3,784)	(1,190)	(88,380)	—	(88,380)
Recoveries	2,286	454	710	3,450	—	3,450
As of September 30, 2020	$202,197	$143,008	$40,207	$385,412	$2,395	$387,807

(1)	The reserve for unfunded commitments is recorded in other liabilities in the consolidated balance sheets.

Table 6 – Criticized Loans by Segment

	As of September 30, 2020
(Amortized cost in thousands)	Special Mention	Substandard	Doubtful	Total Criticized
Commercial and industrial
General C&I	$71,384	$156,323	$9,270	$236,977
Energy	146,772	165,277	7,816	319,865
Restaurant	97,315	169,899	7,624	274,838
Healthcare	722	58,802	—	59,524
Total commercial and industrial	316,193	550,301	24,710	891,204
Commercial real estate
Industrial, retail, and other	93,897	58,321	—	152,218
Multifamily	91	200	—	291
Office	346	13,250	3,029	16,625
Total commercial real estate	94,334	71,771	3,029	169,134
Consumer
Residential	—	22,770	—	22,770
Other	—	358	—	358
Total consumer	—	23,128	—	23,128
Total	$410,527	$645,200	$27,739	$1,083,466

	As of June 30, 2020
(Amortized cost in thousands)	Special Mention	Substandard	Doubtful	Total Criticized
Commercial and industrial
General C&I	$45,512	$146,333	$10,237	$202,082
Energy sector	155,735	114,080	10,747	280,562
Restaurant industry	171,722	158,596	7,596	337,914
Healthcare	18,250	47,398	—	65,648
Total commercial and industrial	391,219	466,407	28,580	886,206
Commercial real estate
Industrial, retail, and other	60,819	40,351	534	101,704
Multifamily	91	714	—	805
Office	346	1,005	—	1,351
Total commercial real estate	61,256	42,070	534	103,860
Consumer
Residential real estate	—	19,172	—	19,172
Other	—	39	—	39
Total consumer	—	19,211	—	19,211
Total	$452,475	$527,688	$29,114	$1,009,277

Table 7 – Nonperforming Assets

	As of
(In thousands)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Nonperforming loans (1)
Commercial and industrial	$145,570	$182,839	$136,712	$106,803	$92,643
Commercial real estate	27,163	25,261	8,133	1,127	6,855
Consumer	16,364	16,284	14,808	7,289	5,294
Small business (2)	—	—	—	4,337	3,334
Total nonperforming loans ("NPL")	189,097	224,384	159,653	119,556	108,126
Foreclosed OREO and other NPA	20,344	13,949	15,679	5,958	6,731
Total nonperforming assets	$209,441	$238,333	$175,332	$125,514	$114,857
NPL as a percentage of total loans	1.40%	1.64%	1.19%	0.92%	0.79%
NPA as a percentage of loans plus OREO/other	1.55%	1.74%	1.31%	0.97%	0.84%
NPA as a percentage of total assets	1.14%	1.26%	0.99%	0.71%	0.64%
Total accruing loans 90 days or more past due	$7,260	$3,123	$1,999	$23,364	$24,487

(1)

Amounts are not comparable due to our adoption of CECL on January 1, 2020. Prior to this date, pools of individual ACI loans were excluded because they continued to earn interest income from the accretable yield at the pool level. With the adoption of CECL, the pools were discontinued, and performance is based on contractual terms for individual loans. Additionally, prior to January 1, 2020, we used recorded investment in this table. With the adoption of CECL, we now use amortized cost.

(2)	Upon the adoption of CECL, small business loans are included in commercial and industrial and commercial real estate loans.

Table 8 – Noninterest Income

	For the Three Months Ended
(In thousands)	September 30, 2020	June 30, 2020	March 31, 2020	December 30, 2019	September 30, 2019
Noninterest Income
Investment advisory revenue	$6,797	$6,505	$5,605	$6,920	$6,532
Trust services revenue	4,556	4,092	4,815	4,713	4,440
Service charges on deposit accounts	5,847	4,852	6,416	5,181	5,462
Credit-related fees	4,202	4,401	5,983	5,094	5,960
Bankcard fees	1,745	1,716	1,958	1,933	2,061
Payroll processing revenue	1,255	1,143	1,367	1,373	1,196
SBA income	3,037	1,335	1,908	2,153	2,216
Other service fees	1,450	1,528	1,912	1,701	1,700
Securities gains, net	79	2,286	2,994	317	775
Other	3,623	2,092	2,111	4,513	4,300
Total noninterest income	$32,591	$29,950	$35,069	$33,898	$34,642

Table 9 – Noninterest Expenses

	For the Three Months Ended
(In thousands)	September 30, 2020	June 30, 2020	September 30, 2019	December 30, 2019	September 30, 2019
Noninterest Expenses
Salaries and employee benefits	$51,734	$47,158	$48,807	$54,840	$51,904
Premises and equipment	10,716	10,634	10,808	11,618	10,913
Merger related expenses	2,105	—	1,282	925	1,010
Intangible asset amortization	5,299	5,472	5,592	5,876	6,025
Data processing	3,024	3,084	3,352	3,343	3,641
Software amortization	4,432	4,036	3,547	3,427	3,406
Consulting and professional fees	3,320	3,009	2,707	3,552	2,621
Loan related expenses	953	735	760	654	(921)
FDIC insurance	2,528	3,939	2,436	1,245	527
Communications	1,119	1,002	1,156	1,236	1,425
Advertising and public relations	716	920	1,464	1,764	1,368
Legal expenses	681	579	411	306	500
Other	8,232	8,052	11,636	11,732	11,864
Noninterest expenses excluding goodwill impairment charge	94,859	88,620	93,958	100,519	94,283
Goodwill impairment charge	—	—	443,695	—	—
Total noninterest expenses	$94,859	$88,620	$537,653	$100,519	$94,283

Table 10 – Reconciliation of Non-GAAP Financial Measures

	As of and for the Three Months Ended
(In thousands, except share and per share data)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Efficiency ratio
Noninterest expenses (numerator)	$94,859	$88,620	$537,653	$100,519	$94,283
Net interest income	$154,042	$154,714	$153,468	$160,911	$160,187
Noninterest income	32,591	29,950	35,069	33,898	34,642
Operating revenue (denominator)	$186,633	$184,664	$188,537	$194,809	$194,829
Efficiency ratio	50.83%	47.99%	285.17%	51.60%	48.39%
Adjusted efficiency ratio
Noninterest expenses	$94,859	$88,620	$537,653	$100,519	$94,283
Less: non-cash goodwill impairment charge	—	—	443,695	—	—
Less: merger related expenses	2,105	—	1,282	925	1,010
Less: pension plan termination expense	—	—	—	1,225	—
Less: expenses related to COVID-19 pandemic	235	1,205	122	—	—
Adjusted noninterest expenses (numerator)	$92,519	$87,415	$92,554	$98,369	$93,273
Net interest income	$154,042	$154,714	$153,468	$160,911	$160,187
Noninterest income	32,591	29,950	35,069	33,898	34,642
Plus: impairment charge on branch building	538	—	—	—	—
Less: gain on sale of acquired loans	—	—	—	1,263	—
Less: securities gains, net	79	2,286	2,994	317	775
Adjusted noninterest income	33,050	27,664	32,075	32,318	33,867
Adjusted operating revenue (denominator)	$187,092	$182,378	$185,543	$193,229	$194,054
Adjusted efficiency ratio	49.45%	47.93%	49.88%	50.91%	48.07%
Tangible common equity ratio
Shareholders’ equity	$2,071,472	$2,045,480	$2,113,543	$2,460,846	$2,475,944
Less: goodwill and other intangible assets, net	(132,005)	(137,318)	(142,782)	(590,949)	(597,488)
Tangible common shareholders’ equity	1,939,467	1,908,162	1,970,761	1,869,897	1,878,456
Total assets	18,404,195	18,857,753	17,237,918	17,800,229	17,855,946
Less: goodwill and other intangible assets, net	(132,005)	(137,318)	(142,782)	(590,949)	(597,488)
Tangible assets	$18,272,190	$18,720,435	$17,095,136	$17,209,280	$17,258,458
Tangible common equity ratio	10.61%	10.19%	11.53%	10.87%	10.88%
Tangible book value per share
Shareholders’ equity	$2,071,472	$2,045,480	$2,113,543	$2,460,846	$2,475,944
Less: goodwill and other intangible assets, net	(132,005)	(137,318)	(142,782)	(590,949)	(597,488)
Tangible common shareholders’ equity	$1,939,467	$1,908,162	$1,970,761	$1,869,897	$1,878,456
Common shares outstanding	125,946,793	125,930,741	125,897,827	127,597,569	128,173,765
Tangible book value per share	$15.40	$15.15	$15.65	$14.65	$14.66

Table 10 (Continued) – Reconciliation of Non-GAAP Measures

	As of and for the Three Months Ended
(In thousands, except share and per share data)	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Return on average tangible common equity
Average common equity	$2,052,079	$2,118,796	$2,446,810	$2,471,398	$2,447,189
Less: average intangible assets	(135,491)	(140,847)	(584,513)	(595,439)	(598,602)
Average tangible common shareholders’ equity	$1,916,588	$1,977,949	$1,862,297	$1,875,959	$1,848,587
Net income (loss)	$49,315	$(56,114)	$(399,311)	$51,426	$43,986
Plus: non-cash goodwill impairment charge, net of tax	—	—	412,918	—	—
Plus: intangible asset amortization, net of tax	4,042	4,174	4,261	4,477	4,620
Tangible net income (loss)	$53,357	$(51,940)	$17,868	$55,903	$48,606
Return on average tangible common equity(1)	11.08%	(10.56)%	3.86%	11.82%	10.43%
Adjusted return on average tangible common equity
Average tangible common shareholders’ equity	$1,916,588	$1,977,949	$1,862,297	$1,875,959	$1,848,587
Tangible net income (loss)	$53,357	$(51,940)	$17,868	$55,903	$48,606
Non-routine items:
Plus: merger related expenses	2,105	—	1,282	925	1,010
Plus: pension plan termination expense	—	—	—	1,225	—
Plus: expenses related to COVID-19 pandemic	235	1,205	122	—	—
Plus: impairment loss on branch building	538	—	—	—	—
Less: gain on sale of acquired loans	—	—	—	1,263	—
Less: securities gains (losses), net	79	2,286	2,994	317	775
Less: income tax effect of tax deductible non-routine items	664	(256)	(464)	48	55
Total non-routine items, after tax	2,135	(825)	(1,126)	522	180
Adjusted tangible net income (loss)	$55,492	$(52,765)	$16,742	$56,425	$48,786
Adjusted return on average tangible common equity(1)	11.52%	(10.73)%	3.62%	11.93%	10.47%
Adjusted return on average assets
Average assets	$18,248,014	$18,500,600	$17,694,018	$17,843,383	$17,621,163
Net income (loss)	$49,315	$(56,114)	$(399,311)	$51,426	$43,986
Return on average assets	1.08%	(1.22)%	(9.08)%	1.14%	0.99%
Net income (loss)	$49,315	$(56,114)	$(399,311)	$51,426	$43,986
Plus: non-cash goodwill impairment charge, net of tax	—	—	412,918	—	—
Total non-routine items, after tax	2,135	(825)	(1,126)	522	180
Adjusted net income (loss)	$51,450	$(56,939)	$12,481	$51,948	$44,166
Adjusted return on average assets(1)	1.12%	(1.24)%	0.28%	1.16%	0.99%
Adjusted diluted earnings per share
Diluted weighted average common shares outstanding	126,094,868	125,924,652	126,630,446	128,003,089	128,515,274
Net income allocated to common stock	$48,884	$(56,114)	$(399,311)	$51,248	$43,849
Plus: non-cash goodwill impairment, net of tax	—	—	412,918	—	—
Total non-routine items, after tax	2,135	(825)	(1,126)	522	180
Adjusted net income allocated to common stock	$51,019	$(56,939)	$12,481	$51,770	$44,029
Adjusted diluted earnings (loss) per share	$0.40	$(0.45)	$0.10	$0.40	$0.34
Adjusted pre-tax, pre-provision net revenue
Income (loss) before taxes	$58,801	$(62,767)	$(432,545)	$67,164	$56,782
Plus: Provision for credit losses	32,973	158,811	83,429	27,126	43,764
Plus: non-cash goodwill impairment	—	—	443,695	—	—
Plus: Total non-routine items before taxes	2,799	(1,081)	(1,590)	570	235
Adjusted pre-tax, pre-provision net revenue	$94,573	$94,963	$92,989	$94,860	$100,781

(1)	Annualized.